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THIS RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 5:00 P.M. (TORONTO TIME) AT THE SPECIFIED OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC. ON THE EXPIRY DATE.

Certificate Number

ZQ 123456

GOLDEN QUEEN MINING CO LTD.

(INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA)

Certificate for

****0*********
*****0********
******0*******
*******0******

Rights

This transferable rights certificate issued to:

SPECIMEN

CUSIP 38115J126

ISIN CA38115J1268

ZERO

evidences rights issued by Golden Queen Mining Co. Ltd., (the "Company") to a shareholder of record as at the close of business on December 1, 2017 to subscribe for and purchase common shares in the capital of the Company (the "Common Shares") at a price of US $0.1325 per Common Share, at any time on or before 5:00 pm (Toronto time) on the Expiry Date upon the terms and subject to the conditions stated in the Company's prospectus dated November 24, 2017, (the "Prospectus"), all of which is incorporated herein by reference.

Dated:

Corporate Secretary

FORM 1 - TO SUBSCRIBE FOR SHARES

I hereby irrevocably subscribe for the number of Common Shares indicated below upon the terms and subject to the conditions stated in the Company's Prospectus at a subscription price of US $0.1325 with each Right entitling the holder thereof to subscribe for 1.7 Common Shares.

NUMBER OF COMMON SHARES SUBSCRIBED FOR ____________ AT US $0.1325 PER COMMON SHARE

TOTAL PRICE: $____________________US

SUBSCRIBER'S SIGNATURE:____________________

Payment in full of the subscription price in US funds by certified cheque, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.

FORM 2 - TO SUBSCRIBE FOR COMMON SHARES PURSUANT TO THE ADDITIONAL SUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for up to that number of Additional Shares specified below at a subscription price of US $0.1325 per Common Share and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising this Additional Subscription Privilege in accordance with the procedure set out in the Prospectus.

MAXIMUM NUMBER OF ADDITIONAL SHARES SUBSCRIBED FOR

____________ AT US $0.1325 PER COMMON SHARE

TOTAL PRICE: $____________________US

SUBSCRIBER'S SIGNATURE:____________________

Payment in full of the subscription price for such Additional Shares in US funds by certified cheque, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription. In the event of an over subscription for Additional Shares pursuant to this Additional Subscription Privilege, Computershare Investor Services Inc. shall return to subscribers the excess funds paid for subscription of such Common Shares.

VOID

FORM 3 - TO SELL OR TRANSFER RIGHTS

IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

For value received, the rights evidenced hereby are transferred to:

Name of Transferee:____________________

Please print - showing one given name

Address:____________________

____

____

TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of rights certificate holder:____________________

Signature Guaranteed by:____________________

FORM 4 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below. If a rights certificate is being divided, each new rights certificate must represent a whole number of rights.

__________ rights certificate(s) for __________ rights each

__________ rights certificate(s) for __________ rights each

Signature of rights certificate holder:____________________

VOID

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

This rights certificate will be void and without value if not used for subscription before 5:00 p.m., Toronto time, at the office of Computershare Investor Services Inc. specified below, on the Expiry Date.

TO SUBSCRIBE

A shareholder or transferee of this rights certificate wishing to subscribe for Common Shares must complete Form 1 and deliver this rights certificate together with payment in full of the subscription price to Computershare Investor Services Inc. at its office shown below prior to 5:00 p.m., Toronto time, on the Expiry Date. To determine the number of whole Common Shares which may be subscribed for, multiply the number of rights appearing in the right hand corner appearing on the rights certificate by 1.7. Only whole Common Shares may be subscribed for. The Expiry Date is the date that is the earlier of 40 calendar days following the Effective Date and February 23, 2018. If the Effective Date does not occur by February 1, 2018 (the "Alternate Expiry Date") then the Rights will instead expire on the Alternate Expiry Date and will not entitle the holder to subscribe for Common Shares.

The Effective Date is the date that the United States Securities and Exchange Commission (the "SEC") declares a registration statement on Form S-3 or other available form prepared under the United States *Securities Act of 1933*, as amended, effective in respect of the Common Shares that can be subscribed for with the rights evidenced hereby.

The rights represented hereby may not be exercised, transferred or exchanged prior to and including the Effective Date.

ADDITIONAL SUBSCRIPTION PRIVILEGE

If Form 1 is completed with respect to the maximum number of Common Shares that can be subscribed for with the rights evidenced hereby, the holder may, by completing Form 2, subscribe for his proportionate part of the Common Share which are not subscribed for by the expiration of the rights, subject to any maximum number specified by the holder in Form 2. Payment in full of the subscription price of the maximum number of Additional Shares so subscribed for must accompany this certificate when it is delivered to Computershare Investor Services Inc.

TO SELL OR TRANSFER RIGHTS

Complete Form 3 and deliver this rights certificate in ample time for the transferee to use it before the expiration of the rights. IF FORM 3 IS PROPERLY COMPLETED, THE TRANSFEREE MAY USE IT FOR SUBSCRIPTION WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE.

The signature of the rights certificate holder must correspond with the name set forth on the face of this rights certificate, in every particular, without any change whatsoever, and should be guaranteed as described below in the section titled "Signature Guarantee". If Form 3 is signed by a trustee, executor, administrator, curator, tutor, guardian, attorney, officer of a corporation, partnership, association or any person acting in a fiduciary or representative capacity, it should be accompanied by satisfactory evidence of authority to act.

TO DIVIDE OR COMBINE CERTIFICATES

Complete Form 4 and deliver this rights certificate to Computershare Investor Services Inc. at its office shown below in ample time for the new rights certificate(s) to be issued and used before the expiration of the rights. Rights certificates representing fractional rights will not be issued.

SUBSCRIBERS RESIDENT IN CANADA OR THE UNITED STATES

THE RIGHTS, THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE RIGHTS, HAVE NOT BEEN FILED WITH THE SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN ANY CANADIAN JURISDICTION OTHER THAN BRITISH COLUMBIA, ALBERTA AND ONTARIO. THIS OFFERING IS NOT, AND UNDER NO CIRCUMSTANCES, IS TO BE CONSTRUED AS AN OFFERING TO ANY CANADIAN JURISDICTION OTHER THAN BRITISH COLUMBIA, ALBERTA AND ONTARIO OR A SOLICITATION THEREIN OF AN OFFER TO BUY SECURITIES OF THE COMPANY.

BY THEIR EXECUTION AND DELIVERY OF THIS RIGHTS CERTIFICATE, EACH SUBSCRIBER CERTIFIES TO THE COMPANY THAT SUCH SUBSCRIBER IS A RESIDENT OF BRITISH COLUMBIA, ALBERTA OR ONTARIO OR IS OTHERWISE ENTITLED TO EXERCISE THE RIGHTS EVIDENCED HEREBY IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET OUT IN THE PROSPECTUS FILED IN RESPECT OF THE RIGHTS. THE EXERCISE OF THE RIGHTS AND THE ISSUANCE OF THE COMMON SHARES UPON SUCH EXERCISE HAS NOT BEEN QUALIFIED IN THE STATES OF CALIFORNIA, OHIO, ARIZONA, ARKANSAS, MINNESOTA OR WISCONSIN. BY THEIR EXECUTION AND DELIVERY OF THIS RIGHTS CERTIFICATE, EACH SUBSCRIBER RESIDENT IN THE UNITED STATES REPRESENTS THAT THEY ARE RESIDENT IN A STATE OTHER THAN CALIFORNIA, OHIO, ARIZONA, ARKANSAS, MINNESOTA OR WISCONSIN OR IS OTHERWISE ENTITLED TO EXERCISE THE RIGHTS EVIDENCE HEREBY IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET OUT IN THE PROSPECTUS. FURTHER, THE RIGHTS MAY ONLY BE EXERCISED BY HOLDERS OF RIGHTS IN THE STATES OF LOUISIANA, NEW MEXICO, OREGON AND PENNSYLVANIA WHO WERE HOLDERS OF THE COMPANY'S COMMON SHARES ON THE RECORD DATE FOR THE RIGHTS AND RECEIVED THE RIGHTS AS PART OF THE COMPANY'S DISTRIBUTION THEREOF. BY THEIR EXECUTION AND DELIVERY OF THIS RIGHTS CERTIFICATE, EACH SUBSCRIBER RESIDENT IN THE STATES OF LOUISIANA, NEW MEXICO, OREGON AND PENNSYLVANIA REPRESENTS THAT THEY WERE A HOLDER OF RECORD OF THE COMPANY'S COMMON SHARES ON THE RECORD DATE FOR THE DISTRIBUTION OF RIGHTS AND ACQUIRED THE RIGHTS REPRESENTED BY THIS CERTIFICATE PURSUANT TO SUCH DISTRIBUTION.

THE TRANSFER OF RIGHTS IS NOT PERMISSIBLE INTO THE STATES OF CALIFORNIA, OHIO, ARIZONA, ARKANSAS, MINNESOTA, WISCONSIN, LOUISIANA, NEW MEXICO, OREGON OR PENNSYLVANIA (THE "EXCLUDED STATES"). BY COMPLETING AND EXECUTING FORM 3, ANY PERSON HOLDING RIGHTS CERTIFIES TO THE COMPANY THAT THE OFFER HAS NOT AND WILL NOT BE MADE TO A PERSON IN AN EXCLUDED STATE AND NEITHER THE HOLDER NOR ANY PERSON ACTING ON ITS BEHALF KNOWS THAT THE TRANSACTION HAS BEEN PREARRANGED WITH A BUYER IN AN EXCLUDED STATE.

OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC.

By Hand or Courier to Toronto:
8th Floor, 100 University Ave.
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

Vancouver:
510 Burrard Street, 3rd floor
Vancouver, BC V6C 3B9
Attention: Corporate Actions

By Mail to:
P.O. Box 7021
31 Adelaide St. E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare's Privacy Notice: In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. "You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



The IRS (Internal Revenue Service) requires cost basis reporting of securities acquired for U.S. residents after January 1, 2011. For more information, please visit www.irs.gov.

L'IRS (Internal Revenue Service) exige la déclaration du prix de base des titres acquis pour les résidents des États-Unis après le 1er janvier 2011. Pour plus d'informations, veuillez visiter le www.irs.gov.

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